IAMGOLD CORPORATION

9th Floor, 100 University Avenue
Toronto, Ontario    M5J 2Y1
www.computershare.com

Security Class
Holder Account Number

Form of Proxy — Annual and Special Meeting to be held on May 16, 2005

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.
This proxy should be signed in the exact manner as the name appears on the proxy.

4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.
This proxy confers discretionary authority in respect of amendments to matters identified in the notice of meeting or other matters that may properly come before the meeting.

8.
If your address as shown is incorrect, please give your correct address when returning this proxy.

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Appointment of Proxyholder

The undersigned shareholder(s) of IAMGold Corporation (the "Corporation") hereby appoint(s) William D. Pugliese, Chairman and a director of the Corporation or, failing him, Joseph F. Conway, President, CEO and a director of the Corporation	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of the shareholders of the Corporation (the "Meeting") to be held at The TSX Conference Centre, The Exchange Tower, 130 King Street West, Toronto, Ontario on Monday, May 16, 2005 at 4:00 p.m. (Toronto time) and at any adjournment thereof.

1.	Election of Directors as more particularly described in the accompanying Management Information Circular.
	FOR all nominees:	WITHHOLD vote for all nominees:
	☐	☐
2.	Appointment of Auditors
		For	Withhold
	Appointment of KPMG LLP Chartered Accountants, as auditors of the Corporation for the ensuing year and authorizing the directors to fix their remuneration.	☐	☐

Resolutions Management recommends a vote FOR the following resolutions:

		For	Against
3.	Approving an increase in the number of common shares of the Corporation which may be issued pursuant to the share option plan comprising part of the share incentive plan of the Corporation, as more particularly described in the accompanying Management Information Circular.	☐	☐
4.
	Confirming the repeal of the existing general by-law of the Corporation and the adoption of a new general by-law of the Corporation, as more particularly described in the accompanying Management Information Circular.	☐	☐

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Date

Financial Statements Request	Interim Financial Reports		Annual Reports
In accordance with securities regulations, shareholders may elect annually to receive financial statements, if they so request. If you wish to receive such mailings, please mark your selection.	☐	Mark this box if you would like to receive interim financial reports by mail. You may also register online to receive financial statements at www.computershare.com/ca/mailinglist	☐	Mark this box if you DO NOT want to receive the Annual Report by mail.

If you do not mark the box, or do not return this PROXY or register online, then it will be assumed you do NOT want to receive interim financial statements.

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